UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428		033-25967
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2007, Zurn Industries, LLC (“Zurn”), a wholly-owned subsidiary of Rexnord LLC (“Rexnord”), entered into a merger agreement (the “Merger Agreement”) with GA Industries, Inc. (“GA Industries”) and certain of its shareholders. Pursuant to the Merger Agreement, Zurn Acquisition Sub Inc., a wholly-owned subsidiary of Zurn formed for the purpose of effecting the acquisition, will be merged with and into GA Industries with GA Industries being the surviving corporation, for a cash purchase price of $76 million. The acquisition is expected to close in the first calendar quarter of 2008 and is subject to representations, warranties, covenants and closing conditions customary for a transaction of this kind, including regulatory approvals and approval of GA Industries’ shareholders. Rexnord anticipates funding the acquisition with its existing credit facilities.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, Zurn entered into voting agreements with certain principal shareholders of GA Industries, pursuant to which each such shareholder has agreed to vote his or her shares of GA Industries common stock in favor of the Merger Agreement and the transactions contemplated thereby, including the merger. The shareholders who entered into these voting agreements collectively own approximately 60% of the outstanding common shares of GA Industries.

Item 7.01.	Regulation FD Disclosure.

On December 21, 2007, Rexnord issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Merger Agreement by and among Zurn Industries, LLC, Zurn Acquisition Sub Inc., GA Industries, Inc. and Certain Shareholders dated as of December 20, 2007

99.1	Press release dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 21st day of December, 2007.

REXNORD LLC

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President and General Counsel

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 21st day of December, 2007.

RBS GLOBAL, INC.

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President and General Counsel

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Date of Report: December 20, 2007

Exhibit No.	Description
10.1	Merger Agreement by and among Zurn Industries, LLC, Zurn Acquisition Sub Inc., GA Industries, Inc. and Certain Shareholders dated as of December 20, 2007

99.1	Press release dated December 21, 2007